UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016

CASEY'S GENERAL STORES, INC.
(Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

001-34700	42-0935283

(Commission File Number)	(IRS Employer Identification No.)

One Convenience Blvd., Ankeny, Iowa	50021

(Address of principal executive Offices)	(Zip Code)

515/965-6100
(Registrant's telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On June 9, 2016, Casey's General Stores, Inc. (the "Company") executed and delivered to UMB Bank, n.a. (the "Lender") two replacement Promissory Notes, each in the principal amount of $50,000,000 (together, the "Notes"). The Notes evidence a revolving line of credit in the aggregate principal amount of $100,000,000, and serve to terminate and replace the Company's current line of credit arrangements with the Lender (evidenced by two Promissory Notes dated May 23, 2011 and described in the Current Report on Form 8-K filed on that date).

The Notes are dated as of June 9, 2016 and are unsecured. The Lender has no obligation to advance funds under the Notes if (a) the Company is in default under the terms of the Notes or any agreement that the Company has with the Lender, (b) the Company ceases doing business or is insolvent, (c) the Company has applied funds provided pursuant to the Notes for purposes other than those authorized by Lender or (d) the Lender in good faith believes itself insecure. Each and every advance made under the Notes is at the Lender's sole discretion, and Lender has made no commitment to make any such advances.

Each Note is payable in full upon Lender's demand. The Company will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning July 1, 2016, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest, then to principal, then to any late charges and then to any unpaid collection costs. Interest is calculated from the date of each advance until repayment of each advance, with the annual interest rate computed on a 365/360 basis.

The Notes bear interest at variable rates subject to change from time to time based on changes in an independent index referred to in the Notes as the Federal Funds Offered Rate (the "Index"). The interest rate to be applied to the unpaid principal balance of the first Note will be at a rate of 0.750% over the Index, resulting in an initial rate of 1.130% per annum. The interest rate applicable to the second Note is 1.000% over the Index, resulting in an initial rate of 1.380% per annum.

In connection with the Notes, the Company and the Lender also entered into a new Negative Pledge Agreement dated June 9, 2016 (the "Agreement") with the Lender. Under the Agreement, the Company agrees not to create or permit any liens to exist on its properties or assets without the prior written consent of the Lender, except for those liens specified in the Agreement. Permitted liens for this purpose include any liens not otherwise specified in the Agreement, provided that the Company's "Priority Debt" does not exceed 20% of its "Consolidated Net Worth", as such terms are defined in the Note Purchase Agreement dated August 9, 2010 relating to the Company's 5.22% Senior Notes due August 9, 2020 (described in the Current Report on Form 8-K filed August 10, 2010). The Agreement will remain in effect as long as the Company has outstanding obligations to the Lender.

Attached hereto as Exhibit 10.28(c) and incorporated herein by reference are copies of the Notes delivered by the Company to the Lender and the related Agreement. The foregoing description of the Notes and Agreement is qualified in its entirety by reference to the form of Notes and Agreement attached hereto.

The Company intends to use the Notes to finance short-term operating expenses accruing in the ordinary course of the Company's business.

Item 1.02.    Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

The exhibits accompanying this report are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY'S GENERAL STORES, INC.

Date: June 9, 2016	By:	/s/ Terry W. Handley______________

Terry W. Handley
President and Chief Executive Officer

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit    Description

10.28(c)    Promissory Notes delivered to UMB Bank, n.a., and related Negative Pledge Agreement dated June 9, 2016

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